Exhibit 99.4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q/A
Amendment No. 2

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____

Commission File No. 000-51060

UNIVERSAL FOG, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-0827216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

168 Binbei Street
Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China
(Address of Principal Executive Offices)

011-86-451 8989 1246
(Issuer’s telephone number)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Larger accelerated filer ☐      Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)      Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

State the number of shares outstanding of each of the issuer’s classes of common equity, as of April 23, 2008: 44,694,634 shares of common stock.

UNIVERSAL FOG, INC.

FINANCIAL STATEMENTS

Item 1. Financial Information

BASIS OF PRESENTATION

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles for interim financial information and the instructions to Form 10-K and item 310 under Regulation S-K. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the three months ended March 31, 2008 are not necessarily indicative of results that may be expected for the year ending December 31, 2008. The financial statements are presented on the accrual basis.

FINANCIAL STATEMENTS

UNIVERSAL FOG, INC.

AND SUBSIDIARY

FINANCIAL STATEMENTS

As of March 31, 2008

Table of Contents

Page #

Consolidated Balance Sheet	4

Consolidated Statements of Operations	5

Consolidated Statements of Cash Flows	6

Notes to the Consolidated Financial Statements	7 - 9

Universal Fog, Inc.
And Subsidiary
Consolidated Balance Sheet
As of March 31, 2008 (Unaudited) and December 31, 2007 (Audited)

	March 31, 2008	December 31, 2007
Assets

Total Assets	$0	0

Liabilities and Stockholders’ Equity

Total Liabilities:	0	0

Stockholders’ Equity:

Convertible preferred stock, $.0001 par value,
10,000,000 shares authorized, none
issued and outstanding	0	0
Common stock, $.0001 par value,
300,000,000 shares authorized,
44,694,634 shares
issued and outstanding	4,469	4,469
Preferential Dividend – Tom Bontems	(442,057)	(442,057)
Additional Paid-in Capital	1,149,814	1,113,424
Accumulated Deficit	(712,226)	(675,836)

Total Stockholders’ Equity	0	0

Total Liabilities and Stockholders’ Equity	$0	0

See Notes to Consolidated Financial Statements

Universal Fog, Inc.
and Subsidiary
Consolidated Statements of Operations
(Unaudited)

	3 Mos. Ended March 31, 2008	3 Mos. Ended March 31, 2007

General and administrative expenses	36,390	32,779

Loss from continuing operations	(36,390)	(32,779)
Income from discontinued operations	0	18,237
Net Loss	$(36,390)	$(14,542)

Loss Per Common Share: Basic and Diluted
Continuing operations	$0.00	$0.00
Discontinued operations	0.00	0.00
Total	0.00	0.00
Weighted Average Common Shares Outstanding	40,155,384	38,642,300

See Notes to Consolidated Financial Statements

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Unaudited)

	2008	2007

Cash flows from operating activities:

Net cash provided by (used in) operating activities	$(36,390)	$8,498

Cash flows from investing activities:

Net cash (used in) investing activities	-	-

Cash flows from financing activities:

Net cash provided by financing activities	36,390	2,907

Net increase (decrease) in cash	0	11,405

Cash at beginning of period	0	9,755

Cash at end of period	$0	$21,160

Supplemental Cash Flows Disclosures

	2008	2007

Interest paid	$--	$2,898

Income taxes paid	$--	$--

Non-Cash Investing and Financing Activities

	2008	2007

	$--	$--

See Notes to Consolidated Financial Statements.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and operations

Universal Fog, Inc. was incorporated in the state of Arizona on July 11, 1996 and was the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, Universal Fog, Inc. entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc. (Edmonds 6) and its name was changed to Universal Fog, Inc. (hereinafter referred to as either UFI or the Company).Edmonds 6 was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly owned subsidiary of Edmonds 6.

The Company began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States. As the Company grew, so did the need for more efficient, more effective, and higher quality commercial grade products.

All Universal Fog, Inc. high pressure fog systems are custom designed and manufactured for each specific application. We incorporate three different types of tubing in our systems enabling us to comply with nearly any design requirement. Our low profile 3/8” flexible nylon tubing utilizes our patented SLIP-LOK™ brass fittings allowing extreme versatility and easy installation. The use of 3/8” high-pressure nitrogenized copper is aesthetically very pleasing and enables us to conceal our mist lines behind walls, such as stucco, and meet certain building code requirements. In addition, we also produce systems using 3/8” stainless steel tubing, though copper systems are recommended, providing one of the most extensive product selections in the industry.

The concept is inherent in nature, such as water vapor, clouds, and fog, which manifest due to the earth’s environment. Universal Fog, Inc. high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 - 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 40°F are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition, the provision for uncollectible accounts receivable, property and equipment, advertising and issuance of shares for service.

In December 2001, the SEC issued a cautionary advice to elicit more precise disclosure about accounting policies management believes are most critical in portraying our financial results and in requiring management’s most difficult subjective or complex judgments. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements included the general accounts of the Company, a Delaware corporation formerly Edmonds 6, Inc. (see above), and its wholly owned Arizona subsidiary, also named Universal Fog, Inc. All material intercompany transactions, accounts and balances have been eliminated in the consolidation.

For financial reporting purposes the reverse merger with Edmonds 6 (see above) has been treated as a recapitalization of UFI with Edmonds 6 being the legal survivor and UFI being the accounting survivor and the operating entity. That is, the historical financial statements prior to May 9, 2005 are those of UFI and its operations, even though they are labeled as those of the Company. Retained earnings of UFI related to its operations, is carried forward after the recapitalization. Operations prior to the recapitalization are those of the accounting survivor, UFI and its predecessor operations, which began July 11,1996. Earnings per share for the periods prior to the recapitalization are restated to reflect the equivalent number of shares outstanding for the entire period operations were conducted. Upon completion of the reverse merger, the financial statements become those of the operating company, with adjustments to reflect the changes in equity structure and receipt of the assets and liabilities of UFI.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring operating losses and it has substantially no cash. These conditions, among others, give rise to substantial doubt about the Company’s ability to continue as a going concern. Management is continuing to seek additional equity capital to fund its various activities. Management has also eliminated or reduced unnecessary costs. However, there is no assurance that steps taken by management will meet the Company’s needs or that it will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash flows

For purposes of the consolidated statements of cash flows, cash includes demand deposits, time deposits, short-term cash equivalent investments with original maturities of less than three months and cash management money market funds available on a daily basis.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income/loss per share

Basic income/loss per share amounts are computed by dividing the net income or loss by the weighted average number of common stock shares outstanding. For the three months ended March 31, 2008 and 2007, basic income/loss per share amounts are based on 44,694,634 and 38,642,300 weighted-average number of common stock shares outstanding, respectively.

2.  CAPITAL STRUCTURE DISCLOSURES

The Company’s capital structure is complex and consists of a series of convertible preferred stock and a general class of common stock. The Company is authorized to issue 310,000,000 shares of stock with a par value per share of $.0001, 10,000,000 of which have been designated as preferred shares and 300,000,000 of which have been designated as common shares.

Convertible preferred stock

On May 9, 2005, the Company issued 4,000,000 preferred stock shares to its majority common stockholder. As part of the share exchange agreement, these shares were returned to the Company.  See Note 5 and 6 for the exchange agreement.

Common stock

Each common stock share contains one voting right and contains the rights to dividends if and when declared by the Board of Directors.

Stock options, warrants and other rights

As of March 31, 2007, the Company had not adopted any employee stock option plans and no other stock options, warrants or other stock rights have been granted or issued.

3.           COMMITMENTS AND CONTINGENCIES

Leases

At December 31, 2006, the Company was not obligated under any capital or operating lease agreements.

Legal matters

The Company is subject to legal proceedings that arise in the ordinary course of business.

On January 16, 2005, Brian Hahn, Chief Operating Officer, presented a proposed employment contract for the Board of Directors approval. The Board, by unanimous vote, declined to approve the contract and, as part of a cost containment process, terminated Mr. Hahn’s services to the Company. Mr. Hahn filed suit alleging a contractual violation and requesting cash damages of $63,453 and common stock in the amount of 3,458,295 shares. As of December 31, 2005, the Company accrued a loss contingency of $12,602 relating to this matter. As of December 31, 2006, an additional loss contingency of $82,398 was accrued to reflect a settlement agreement which was reached on March 22, 2007.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.     RELATED PARTY TRANSACTIONS

The Company’s majority stockholder entered in to an agreement whereby he assigned certain patent rights to the Company in exchange for 4,000,000 shares of the Company’s preferred stock (Note 2). These patent rights were also recorded at the stockholder’s historical cost of $50,218.

In connection with a Securities Purchase Agreement, dated September 10, 2007 (the “Securities Purchase Agreement”). in which Sun, Xin acquired 24,061,745 shares of common stock of UFI for a purchase price of $500,000 from Tom Bontems, UFI and Universal Fog Systems, Inc., an Arizona corporation which is wholly owned by Tom Bontems (“UFSI”), entered into an Asset Purchase and Sale Agreement., also dated September 10, 2007 (the “APSA”).  Pursuant to the ASPA,  UFSI agreed to acquire all of the assets and assume all of the liabilities of UFI for no additional consideration than entering into the Securities Purchase Agreement and a Share Exchange Agreement, pursuant to which, as described in notes 5 and 6 to the Notes to our Financial Statements, a company known as China Health Industries Holdings Limited and its wholly owned subsidiary, Harbin Humankind Biology Technology Co. Limited, agreed to enter into a reverse merger with UFI.

5.           CHANGE IN CONTROL

As more fully described in the 8-K filed on September 14, 2007, Sun Xin purchased 22,000,545 shares of common stock and 4,000,000 shares of convertible preferred stock owned by Tom Bontems for $500,000.  In addition, the 4,000,000 shares of convertible preferred stock were subsequently cancelled and reissued 2,061,200 common shares to Sun Xin and 1,938,800 common shares to Tom Bontems.

Simultaneously, under the terms of an asset purchase and sale agreement executed the same day, Universal Fog Systems, Inc. assumed all of the liabilities of Universal Fog, Inc. and these liabilities were removed from the Company’s balance sheet.  Subject to the conditions set forth in the asset purchase and sale agreement, a second closing will take place within 90 days, at which time the assets of Universal Fog, Inc. will be transferred to Universal Fog Systems, Inc.  Conditions precedents to the second closing include a reverse split of the common stock of Universal Fog, Inc. and the acquisition by Universal Fog, Inc. of Harbin Humankind Biology Technology Co. Limited.  Sun Xin acquired 53.8 % of the common stock of Universal Fog, Inc.

Under the terms of the purchase and sale agreement, even though the transfer of the assets is not closed yet, Universal Fog Systems, Inc was assigned the right to manage the assets of the Company and is bearing the gain or loss of the operations after the close of the transfer of the liabilities.  As a result, the Company lost control of its assets upon transferring the liabilities. For accounting purposes, the sale of assets already occurred even though transaction is not legally closed yet.

As a result, all assets and liabilities are deemed to be transferred to Universal Fog Systems, Inc as of September 14, 2007. Since Universal Fog Systems, Inc is owned by the principal owner of the Company (Tom Bontems), the transaction is deemed to be between entities under common control. As a result, no gain or loss are recognized and the difference between the assets and liabilities transferred are recorded as preferential dividends to principal shareholder in the stockholders’ equity section.

As a result of the transaction, discontinued operations was presented in the income statements.

6.           Ongoing Transactions

On October 19, 2007, the Board of Directors approved a 1:20 reverse stock split of the Company’s common stock. A written consent was approved by the shareholders owning a majority of the shares, which consent provides that the Company shall have the authority to amend our certificate of incorporation to effect a 1:20 reverse stock split of our common stock. A Preliminary Information Statement was filed with the Commission on October 23, 2007, and is undergoing a review by the staff of the Commission. The authorized common shares will remain at 310,000,000 of which 10,000,000 will remain as authorized preferred shares.

On October 15, 2007, the Company entered in to a Share Exchange Agreement to acquire 100% of the share capital of China Health Industries Holdings Limited which owns 100% of the share capital of Harbin Humankind Biology Technology Co. Limited. Pursuant to the agreement, the Company will acquire one hundred percent (100%) of all of the issued and outstanding share capital from Sun Xin in exchange for 60,000,000 shares of Universal Fog, Inc. common stock.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information set forth below should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in Part I- Item I of this Quarterly Report and the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which contains the audited consolidated financial statements and notes thereto and the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the December 31, 2007 Annual Report.

Some of the statements under “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation,” and elsewhere in this Report and in the Company’s periodic filings with the Securities and Exchange Commission constitute forward-looking statements. These statements involve known and unknown risks, significant uncertainties and other factors what may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward- looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this Report.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that the Company will obtain or have access to adequate financing for each successive phase of its growth, that there will be no material adverse competitive or technological change in condition of the Company’s business, that the Company’s President and other significant employees will remain employed as such by the Company, and that there will be no material adverse change in the Company’s operations, business or governmental regulation affecting the Company. The foregoing assumptions are based on judgments with respect to, among other things, further economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.

Although management believes that the expectations reflected in the forward-looking statements are reasonable, management cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither management nor any other persons assumes responsibility for the accuracy and completeness of such statements.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the "SEC"), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company's consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates - Management's discussion and analysis or plan of operation is based upon the Company's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management must determine at what point in the sales process to recognize revenue. We recognize revenue when title passes to the purchaser or when installation is complete and the customer is invoiced. Early or improper revenue recognition can affect the financial statements. We have established credit policies which, we believe will eliminate or substantially lower our uncollectible accounts receivable; however, management must make judgments regarding when and if to classify a receivable as uncollectible and this may affect the financial statements. The timing of purchase and the depreciation policies for property and equipment may affect the financial statements. Advertising costs can be deferred or may not be properly allocated to the proper accounting period and this can affect the financial statements.

We review the carrying value of property and equipment for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), "Share-Based Payment," under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25, "Accounting for Stock Issued to Employees," and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations.

Plan of Operation

Universal Fog, Inc. was incorporated in the State of Arizona on July 11, 1996and was the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, Universal Fog, Inc. entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc.(Edmonds 6) and its name was changed to Universal Fog, Inc. (hereinafter referred to as either UFI or the Company). Edmonds 6 was incorporated on August19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly owned subsidiary of Edmonds 6.

The Company began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States. As the Company grew, so did the need for more efficient, more effective, and higher quality commercial grade products.

All Universal Fog high pressure fog systems are custom designed and manufactured for each specific application. We incorporate three different types of tubing in our systems enabling us to comply with nearly any design requirement. Our low profile 3/8” flexible nylon tubing utilizes our patented SLIP-LOK™ brass fittings allowing extreme versatility and easy installation. The use of 3/8”high-pressure nitrogenized copper is aesthetically very pleasing and enables us to conceal our mist lines behind walls, such as stucco, and meet certain building code requirements. In addition, we also produce systems using 3/8”stainless steel tubing, though copper systems are recommended, providing one of the most extensive product selections in the industry.

The concept is inherent in nature, such as water vapor, clouds, and fog, which manifest due to the earth’s environment. Universal Fog high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 - 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 40°F are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

Results of Operations

Comparison of the Three-Month Periods Ended March 31, 2007 and 2006

On September 14, 2007, a share exchange agreement was completed in Tom Bontems sold his control shares in Company to Sun Xin and simultaneously a contract to transfer all of the assets and liabilities of Universal Fog, Inc. to Universal Fog Systems, Inc. was executed. The accounting treatment for the transaction is Discontinued Operations and therefore there are no comparisons presented for the quarter ended March 31, 2008 and 2007.

Liquidity and Capital Resources

We funded our cash requirements for the three-month period ended March 31, 2007 through capital contributions by our majority stockholder. The Company does not have any material commitments for capital expenditures as of the date of this report. Management believes sufficient cash flow will be available during the next twelve months to satisfy its short-term obligations.

UFI has suffered a loss from discontinued operations for the three-month period ending March 31, 2008 of $36,390.

Change in Control

As more fully described in the 8-K filed on September 14, 2007, Sun Xin purchased 22,000,545 shares of common stock and 4,000,000 shares of convertible preferred stock owned by Tom Bontems for $500,000.  In addition, the 4,000,000 shares of convertible preferred stock were subsequently cancelled and reissued 2,061,200 common shares to Sun Xin and 1,938,800 common shares to Tom Bontems.

Simultaneously, under the terms of an asset purchase and sale agreement executed the same day, Universal Fog Systems, Inc. assumed all of the liabilities of Universal Fog, Inc. and these liabilities were removed from the Company’s balance sheet.  Subject to the conditions set forth in the asset purchase and sale agreement, a second closing will take place within 90 days, at which time the assets of Universal Fog, Inc. will be transferred to Universal Fog Systems, Inc. Conditions precedents to the second closing include a reverse split of the common stock of Universal Fog, Inc. and the acquisition by Universal Fog, Inc. of Harbin Humankind Biology Technology Co. Limited. Sun Xin acquired 53.8 % of the common stock of Universal Fog, Inc.

Under the terms of the purchase and sale agreement, even though the transfer of the assets is not closed, Universal Fog Systems, Inc was assigned the right to manage the assets of the Company and is bearing the gain or loss of the operations after the close of the transfer of the liabilities. As a result, the Company lost control of its assets upon transferring the liabilities. For accounting purposes, the sale of assets occurred even though transaction is not legally closed.

As a result, all assets and liabilities are deemed to be transferred to Universal Fog Systems, Inc as of September 14, 2007. Since Universal Fog Systems, Inc is owned by the principal owner of the Company (Tom Bontems), the transaction is deemed to be between entities under common control. As a result, no gain or loss is recognized and the difference between the assets and liabilities transferred are recorded as preferential dividends to principal shareholder in the stockholders’ equity section.

As a result of the transaction, discontinued operations were presented in the income statements.

Ongoing Transactions

On October 19, 2007, the Board of Directors approved a 1:20 reverse stock split of the Company’s common stock.  A written consent was approved by the shareholders owning a majority of the shares, which consent provides that the Company shall have the authority to amend our certificate of incorporation to effect a 1:20 reverse stock split of our common stock.  A Preliminary Information Statement was filed with the Commission on October 23, 2007, and is undergoing a review by the staff of the Commission.   The authorized common shares will remain at 310,000,000 of which 10,000,000 will remain as authorized preferred shares.

On October 15, 2007, the Company entered in to a Share Exchange Agreement to acquire 100% of the share capital of China Health Industries Holdings Limited which owns 100% of the share capital of Harbin Humankind Biology Technology Co. Limited.  Pursuant to the agreement, the Company will acquire one hundred percent (100%) of all of the issued and outstanding share capital from Sun Xin in exchange for 60,000,000 shares of Universal Fog, Inc. common stock.

Related Party Transactions

The Company’s previous majority stockholder entered in to an agreement whereby he assigned certain patent rights to the Company in exchange for 4,000,000 shares of the Company’s preferred stock (Note 2). These patent rights were also recorded at the stockholder’s historical cost of $50,218.

At January 1, 2006, the Company owed its majority stockholder $48,174 from advances, net of repayments, made in prior years. During the year ended December 31, 2006, additional advances of $22,086 were made and the Company repaid $45,277 of these advances. The advances are unsecured, non-interest bearing and due upon demand as funds are available.

In connection with a Securities Purchase Agreement, dated September 10, 2007 (the “Securities Purchase Agreement”). in which Sun, Xin acquired 24,061,745 shares of common stock of UFI for a purchase price of $500,000 from Tom Bontems, UFI and Universal Fog Systems, Inc., an Arizona corporation which is wholly owned by Tom Bontems (“UFSI”), entered into an Asset Purchase and Sale Agreement., also dated September 10, 2007 (the “APSA”).  Pursuant to the ASPA,  UFSI agreed to acquire all of the assets and assume all of the liabilities of UFI for no additional consideration than entering into the Securities Purchase Agreement and a Share Exchange Agreement, pursuant to which, as described in the Subsequent Event note to the Notes to our Financial Statements, a company known as China Health Industries Holdings Limited and its wholly owned subsidiary, Harbin Humankind Biology Technology Co. Limited, agreed to enter into a reverse merger with UFI.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

In the normal course of business, operations of the Company are exposed to fluctuations in interest rates. These fluctuations can vary the costs of financing and investing yields. During the first three months of 2008, the Company has not utilized any financing arrangements or investing arrangements and is not currently subject to any market risk.

Item 4(A)  Controls and Procedures

Evaluation of Controls.  As of the end of the period covered by this report on Form 10-Q, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures ("Disclosure Controls"). This evaluation (“Evaluation”) was performed by our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Thomas Bontems (“Bontems”) and Sun, Xin (“Sun”).  In this section, we present the conclusions of Bontems and Sun based on and as of the date of the Evaluation with respect to the effectiveness of our Disclosure Controls.

CEO/CFO/Principal Accountant Certification.  Attached to this quarterly report are certain certifications of the CEO/CFO/Principal Accountant, which are required in accordance with the Exchange Act and the Commission's rules implementing such section (the "Rule 13a-14(a)/15d–14(a) Certifications"). This section of the quarterly report contains the information concerning the Evaluation referred to in the Rule 13a-14(a)/15d–14(a) Certifications. This information should be read in conjunction with the Rule 13a-14(a)/15d–14(a) Certifications for a more complete understanding of the topic presented.

Disclosure Controls. Disclosure Controls are procedures designed with the objective of ensuring that information required to be disclosed in our reports filed with the Commission under the Exchange Act, such as this quarterly report, is recorded, processed, summarized and reported within the time period specified in the Commission's rules and forms. Disclosure Controls are also designed with the objective of ensuring that material information relating to us is made known to the CEO and the CFO by others, particularly during the period in which the applicable report is being prepared.

Limitations on the Effectiveness of Controls. Our management does not expect that our Disclosure Controls will prevent all error and all fraud. A control system, no matter how well developed and operated, can provide only reasonable, but not absolute assurance that the objectives of the control system are met.  Further, the design of the control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their design and monitoring costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of a system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated objectives under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or because the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Scope of the Evaluation. The CEO/CFO/Principal Accountant’s evaluation of our Disclosure Controls included a review of the controls' (i) objectives, (ii) design, (iii) implementation, and (iv) the effect of the controls on the information generated for use in this quarterly report. In the course of the Evaluation, the CEO/CFO/Principal Accountant sought to identify data errors, control problems, acts of fraud, and they sought to confirm that appropriate corrective action, including process improvements, was being undertaken. This type of evaluation is done on a quarterly basis so that the conclusions concerning the effectiveness of our controls can be reported in our quarterly reports on Form 10-QSB and annual reports on Form 10-KSB/A. The overall goals of these various evaluation activities are to monitor our Disclosure Controls, and to make modifications if and as necessary.  Our intent in this regard is that the Disclosure Controls will be maintained as dynamic systems that change (including improvements and corrections) as conditions warrant.

Conclusions.  Based upon the Evaluation, our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives. Our CEO/CFO/Principal Accountant has concluded that our disclosure controls and procedures are effective at that reasonable assurance level to ensure that material information relating to the Company is made known to management, including the CEO/CFO/Principal Accountant, particularly during the period when our periodic reports are being prepared, and that our Internal Controls are effective at that assurance level to provide reasonable assurance that our financial statements are fairly presented inconformity with accounting principles generally accepted in the United States. Additionally, there has been no change in our Internal Controls that occurred during our most recent fiscal quarter or fiscal year that has materially affected, or is reasonably likely to affect, our Internal Controls. Subsequent to this Evaluation, we became aware on April 17, 2008 that our Form 10-KSB for the year ended December 31, 2007, contained financial information for 2006 that was not accompanied by a valid auditor’s report and was presented as if it had been accompanied by such a report. We filed an amended Form 10-KSB within 24 hours and have engaged an auditor to provide the required audit report.  The Company will take further steps to remedy the situation as promptly as practicable

Item 4(A)T Controls and Procedures

(a)           The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended). Management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting based on the criteria set forth in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this evaluation, management has concluded that the Company’s internal control over financial reporting was not effective as of March 31, 2008.  See the discussion under Item 4(A) above.

(b)           This quarterly report does not include an attestation report of the company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this quarterly report.

(c)           There were no changes in the Company's internal controls over financial reporting, known to the chief executive officer or the chief financial officer that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.    Legal Proceedings.

The Company is subject to legal proceedings that arise in the ordinary course of business.

On March 22, 2007, UFI reached a settlement agreement with Brian Hahn in the contractual violation law suit. The settlement agreement provides that Mr. Hahn receive 1,900,000 restricted shares of UFI’s common shares and be awarded warrants to purchase an additional 2,000,000 restricted common shares at $0.125 per share. The cost of the 1,900,000 shares was reflected in the Company’s consolidated statement of operations for the year ended December 31, 2006 by an addition to the accrued loss contingency of $82,398. The shares were valued at $95,000 which is the fair value of the shares reflected by the closing bid price on the Over the Counter Bulletin Board on March 22, 2007.  Mr. Hahn signed the agreement on April 5, 2007.  The agreement provided that 1,900,000 shares would be issued within 30 days of the final signing.

Item 2.    Changes in Securities.

None.

Item 3.    Defaults Upon Senior Securities.

None.

Item 4.    Submission of Matters to a Vote of Security Holders.

No matter was submitted during the quarter ending March 31, 2008, covered by this report to a vote of the Company’s shareholders, through the solicitation of proxies or otherwise.

Item 5.    Other Information.

None.

Item 6.    Exhibits and Reports on Form 8-K.

(a)           Exhibits

31.1           Certification of Chairman and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002
31.2           Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002
32.1           Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002
32.2           Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

(b)           Reports on Form 8-K

2-20-2008 – Super 8-K/A Securities Purchase Agreement
4-4-2008 –  Change in Certifying Accountant

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Universal Fog, Inc.
Registrant

Date: August 11, 2008	By: /s/ Sun, Xin	By: /s/ Tom Bontems
	Sun, Xin	Tom Bontems
	Chairman and CFO	Chief Executive Officer

Exhibit 31.1

CERTIFICATION OF CHAIRMAN
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Sun, Xin, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A2 of Universal Fog, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods present in this report, except as otherwise noted in Item 4(A);

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared, except as otherwise noted in Item 4(A);

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, except as otherwise noted in Item 4(A);

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation, except as otherwise noted in Item 4(A); and

d)
Disclosed in this report any change in the registrant’s internal control over financing reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting, except as otherwise noted in Item 4(A); and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 11, 2008

/s/ Sun, Xin Sun, Xin Chairman, Chief Financial Officer and Principal Accounting Officer

Exhibit 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Tom Bontems, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A2 of Universal Fog, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods present in this report, except as otherwise noted in Item 4(A);

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared, except as otherwise noted in Item 4(A);

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, except as otherwise noted in Item 4(A);

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation, except as otherwise noted in Item 4(A); and

d)
Disclosed in this report any change in the registrant’s internal control over financing reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting, except as otherwise noted in Item 4(A); and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 11, 2008

/s/ Tom Bontems Tom Bontems Chief Executive Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report On Form 10-Q/A2 of Universal Fog Inc. for the quarter ended March 31, 2008, I, Sun, Xin, Chairman and Chief Financial Officer of Universal Fog Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.
Such Quarterly Report on Form 10-Q/A2 for the quarter ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except as otherwise noted in Item 4(A); and

2.
The information contained in such Quarterly Report on Form 10-Q/A2 for the quarter ended March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Universal Fog Inc., except as otherwise noted in Item 4(A).

By:	/s/ Sun, Xin Sun, Xin Chairman Chief Financial Officer and Principal Accounting Officer

Dated:	August 11, 2008

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report On Form 10-Q/A2 of Universal Fog Inc. for the quarter ended March 31, 2008, I, Tom Bontems, Chief Executive Officer of Universal Fog Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.
Such Quarterly Report on Form 10-Q/A2 for the quarter ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except as otherwise noted in Item 4(A); and

2.
The information contained in such Quarterly Report on Form 10-Q/A2 for the quarter ended March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Universal Fog Inc., except as otherwise noted in Item 4(A).

By:	/s/ Tom Bontems Tom Bontems Chief Executive Officer

Dated:	August 11, 2008